UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, PowerLight Corporation ("PowerLight"), a subsidiary of SunPower Corporation ("SunPower"), Solar Star NAFB, LLC, a subsidiary of PowerLight ("Solar Star"), and MMA NAFB Power, LLC, an indirect subsidiary of the registrant, entered into a Unit Transfer Agreement (the "Agreement"). The Agreement provides the general terms and conditions pursuant to which Solar Star, the legal entity designated to own the system and sell the generated solar electricity to the United States Air Force, will be sold to the registrant in connection with the construction by PowerLight of an approximately 15 megawatt peak solar photovoltaic system at Nellis Air Force Base in Nevada (the "Nellis Project").

Among other things, the Agreement evidences PowerLight's agreement to work exclusively (through April 6, 2007 at the latest) with the registrant with respect to the Nellis Project, subject to the terms and conditions set forth in the Agreement.

The Agreement includes customary representations and warranties by PowerLight and the registrant. The obligations of the registrant to close are subject to various conditions including, among others, (1) Solar Star holding a lease for the site for the Nellis Project, (2) effectiveness of documentation for the Nellis Project described in the Agreement and (3) certain required communications and agreements with Nevada Power Company and the Public Utilities Commission of Nevada as described in the Agreement. Among the documents for the Nellis Project required by the Agreement is an Engineering, Procurement and Construction Agreement between PowerLight and Solar Star (the "EPC Agreement") pursuant to which PowerLight will agree to engineer and construct the solar facilities for the Nellis Project.

The obligations of PowerLight to transfer the units of Solar Star are subject to various conditions including, among others, (1) certain required payments on behalf of the registrant (including financing of approximately $12.5 million to be due under the EPC Agreement upon closing) and (2) a guarantee of Solar Star's obligations under the EPC Agreement by MMA Renewable Ventures, LLC, a wholly-owned subsidiary of the registrant.

The summary of the terms and conditions set forth in the Agreement does not include all of the terms and conditions set forth in the Agreement, which is incorporated herein by reference and attached to this current report as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

March 27, 2007	By:	Matthew Cheney

Name: Matthew Cheney
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10	Solar Star NAFB, LLC Unit Transfer Agreement dated as of March 21, 2007.